Exhibit 99.1

Callaway Golf Announces Date of Special Meeting of Shareholders

CARLSBAD, Calif.--(BUSINESS WIRE)--July 10, 2009--Callaway Golf Company (NYSE:ELY) today announced that it will hold a special meeting of shareholders on September 10, 2009 at 9:00 a.m. at the Company’s corporate offices located at 2180 Rutherford Road, Carlsbad, California, 92008. At the meeting, in order to comply with New York Stock Exchange Rules, the holders of the Company’s common stock will vote upon the issuance of shares of the Company’s common stock upon conversion of the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock. Shareholders of record of the Company’s common stock as of the close of business on Friday, July 24, 2009, will be entitled to notice of and to vote at the special meeting.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, Ben Hogan® and uPro™ brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com.

CONTACT:
Callaway Golf Company
Brad Holiday
Eric Struik
Michele Szynal
(760) 931-1771